DANIEL RAPAPORT (Bar No. 67217)
                          DAVID GOLDMAN (Bar No. 76551)
                        WENDEL, ROSEN, BLACK & DEAN, LLP
                                ATTORNEYS AT LAW
                                  P.O. BOX 2047
                         OAKLAND, CALIFORNIA 94604-2047
                                 (510) 834-6600

                               JOSEPH P. DAVIS III
                       (Pro Hac Vice Admission Following)
                             LANE ALTMAN & OWENS LLP
                               101 Federal Street
                           BOSTON, MASSACHUSETTS 02110
                                 (617) 345-9800

                             Attorneys for Plaintiff
                           Nantucket Industries, Inc.



                          SUPERIOR COURT OF CALIFORNIA

                             COUNTY OF SAN FRANCISCO



NANTUCKET INDUSTRIES, INC. a                           No. 985160
Delaware corporation,
                                                       COMPLAINT FOR DAMAGES AND
                  Plaintiff,                           DECLARATORY RELIEF

         vs.                                           DEMAND FOR JURY TRIAL
                                                       -------------------------

LEVI STRAUSS & CO., a Delaware
corporation, and BRITTANIA
SPORTSWEAR LIMITED, a California
corporation,

                  Defendants.
---------------------------------


                                  INTRODUCTION
         The plaintiff, Nantucket Industries, Inc., a clothing manufacturer for nearly five decades, extended its long-term relationship with defendants by entering into a contract with the defendant, Brittania Sportswear, Ltd., a wholly-owned subsidiary of the defendant, Levi Strauss & Co., as of January 1, 1997, to manufacture and distribute men's underwear with the licensed trademarks "Brittania" and "Brittania from Levi Strauss & Co." Three weeks later, Levi Strauss & Co. publicly announced - to the complete surprise of the plaintiff - that it was putting Brittania up for sale. Almost immediately thereafter, K-Mart, retailer of 80% of the Brittania line of clothing and virtually all of the men's underwear manufactured and sold by the plaintiff, predictably declared that it would cease selling clothes bearing the Brittania label. This callous and calculated decision by Levi Strauss & Co. has jeopardized the continued existence of the plaintiff. Nantucket Industries, Inc. alleges, among other things, that the defendants defrauded the plaintiff into becoming an exclusive licensee, willfully breached the letter and spirit of the License Agreement and committed acts of unfair competition. In addition to an award of punitive damages, the plaintiff seeks injunctive and declaratory relief and compensatory damages estimated to be in excess of $37 million.

                                   THE PARTIES

         1. The plaintiff, Nantucket Industries, Inc. ("Nantucket"), is a Delaware corporation with a principal place of business in New York City, New York.

         2.  The  defendant,   Levi  Strauss  &  Co.  ("Levi"),  is  a  Delaware
corporation with a principal place of business in San Francisco, California.

         3. The defendant, Brittania Sportswear Limited ("Brittania"), is a California corporation with a principal place of business in Renton, Washington. Brittania is a wholly-owned subsidiary of Levi.

                             JURISDICTION AND VENUE

         4. Jurisdiction and venue in this Court are appropriate because the principal place of business of defendant Levi is in this county.

         5. The parties also agreed in the contract that gave rise to this litigation that any disputes arising out of that contract must be adjudicated in a state or federal court located in the State of California.

                                    THE FACTS

                  THE PARTIES ENTERED INTO A LICENSE AGREEMENT.

         6. Nantucket is a reputable manufacturer of men's and women's underwear. It has been in the business of manufacturing and distributing garments for a half-century. Nantucket currently has over 200 employees at its manufacturing and distribution facility in Cartersville, Georgia.

         7. Levi is one of the largest and most renowned manufacturers and retailers of clothing in the world. Consumers around the globe associate the name "Levi" with quality, durability and good value. Levi is among the most recognizable names in the casual clothing industry. Although best known for its trademarked denim jeans, Levi also manufactures and sells, by itself or through licenses to others, a variety of other clothing. Through Brittania, a wholly-owned subsidiary, Levi sells, or licenses others to sell, a distinctive line of moderately-priced clothing, including men's underwear, in national and regional discount channels.

         8. In 1988, Nantucket and Brittania entered into a license agreement, pursuant to which Nantucket was granted the exclusive license to manufacture, market and distribute Brittania underwear in the United States. The relationship proved to be profitable and mutually-beneficial. The parties entered into a second license agreement in 1991, which they extended until the end of 1996.

         9. Throughout the period from 1988 through mid-1996, Nantucket continued to manufacture and distribute Brittania underwear in the United States under this exclusive license. With full disclosure to Levi, Nantucket also manufactured and sold underwear under several different trademarks pursuant to contractual arrangements with other parties. During this same time period, Nantucket was licensed to manufacture men's underwear from a competitor of Brittania for distribution in national and regional discount channels. Levi was aware of this arrangement and nothing in Nantucket's previous license agreements with Brittania prevented it from doing so.

         10. In early-1996, Levi changed its marketing of the Brittania line to emphasize the relationship between Brittania and Levi. At the MAGIC industry trade show in February, 1996, Levi unveiled its new marketing strategy.
Licensees, including Nantucket, were authorized and encouraged to display Brittania's new logo, "Brittania from Levi Strauss & Co.", to existing and potential accounts. Nantucket and other licensees were informed that Brittania's "logo identity standards" now authorized licensees to use the new logo. "The identification of Brittania Sportswear Ltd.'s connection with Levi Strauss & Co.," Brittania informed its licensees, "is approved for use on printed advertising only. Printed, in store materials, such as point of sale advertising, as well as print advertising distributed to consumers, such as Sunday circulars, are examples of acceptable uses." Nantucket was instructed by Brittania that the logo, "Brittania from Levi Strauss & Co.," was "authorized for print advertising involving all Brittania products" (emphasis in original).

         11. The emphasis by Brittania of the close affiliation with Levi caused Nantucket to re-evaluate its marketing strategy. In reliance on Nantucket's authorized use of the logo, "Brittania from Levi Strauss & Co.," Nantucket agreed to become an exclusive licensee to Brittania and to phase-out its fifteen-year licensing relationship with one of its other major underwear licensors. This decision was communicated to Levi's, where the news was enthusiastically received.

12. In the late-spring and summer of 1996, K-Mart, during the transition period from marketing Brittania clothes to clothes labeled "Brittania from Levi Strauss & Co.", stopped ordering new shipments of men's five-pack fashion underwear until it had sold off its inventory of underwear bearing the Brittania label. Cash flow problems at Nantucket resulted from this transition. During this same time period, Nantucket was in the process of negotiating a $3.5 million financing. As a material contingency to this financing,

Nantucket's investor required assurances from Brittania that Nantucket's license would be renewed for at least two years on terms comparable to the license agreement that was in existence at the time. On information and belief, Brittania provided such assurances to Nantucket's investor. Based on these assurances, this financing with Nantucket was closed in September of 1996.

         13. Negotiations over the terms of a new license agreement continued throughout the spring and summer of 1996. The negotiations for Brittania were conducted by Levi's Director of Licensing. During the course of the negotiations, Levi never stated, or even suggested, that it was contemplating selling the Brittania clothing line and licenses. On the contrary, Levi went out of its way to emphasize the trademark connection between Brittania and Levi. As a material inducement for Nantucket to enter into the new licensing agreement, Levi encouraged Nantucket to rely on the considerable goodwill and value that resulted from the trademark affiliation between Levi and Brittania. Nantucket so relied.

                             THE LICENSE AGREEMENT

         14. In September of 1996, Nantucket and Brittania entered into the License Agreement, with an effective date of January 1, 1997. Pursuant to the terms of the License Agreement, Brittania granted to Nantucket the exclusive right "to use the Trademarks on and in connection with the manufacture, sale, distribution and advertising" of men's underwear and loungewear throughout the United States. The term of the License Agreement was from January 1, 1997, until December 31, 1999, "unless sooner terminated by the mutual agreement of both" Brittania and Nantucket. The License Agreement further granted Nantucket the option to extend the agreement for up to two years if certain sales goals were met during the second year of the License Agreement.

         15. The trademarks licensed to Nantucket included the trademarks "Brittania" and "Brittania from Levi Strauss & Co."

         16. Brittania further represented and warranted that it would "not take any action with regard to the Trademarks so as to interfere with the manufacture, sale, distribution and advertising of" the licensed products. It also agreed to assist in the marketing and advertising of the licensed products.


         17. Brittania required Nantucket to act as an exclusive licensee and prohibited Nantucket from entering into any new licensing agreements with any competing brands of men's apparel during the course of the License Agreement. According to Article 7 of the License Agreement, "Licensee [Nantucket] agrees that during the term of this Agreement it will not enter into new license agreements with other producers of men's branded casual apparel that are marketed and sold in national and regional discount channels and that in Licensor's reasonable judgment compete in the marketplace with Licensor's line of BRITTANIA(R) products." There was no such contractual prohibition in their earlier license agreements. Prior to entering into this License Agreement, Levi was aware that Nantucket manufactured and marketed clothing from competing brands.

         18. Brittania also required Nantucket to adopt Levi's Code of Ethics. In fact, Brittania insisted that Levi's Code of Ethics be incorporated into the License Agreement as a material element of the contract. Pursuant to the terms of the Levi Code of Ethics, Brittania and Levi made Nantucket a binding "commitment" to conduct themselves in a manner "which is not only legal but fair and morally correct in a fundamental sense."

         19. In exchange for this valuable license, Nantucket agreed to pay royalties of four (4%) percent of the net sales price of all licensed goods.

                          LEVI'S DECEPTIVE CONDUCT AND
                  SURPRISE DECISION TO DUMP THE BRITTANIA LINE

         20. Since the decision by Levi to link its name with that of Brittania, Nantucket has made significant expenditures to replace existing packaging with new packaging bearing the brand name, "Brittania from Levi Strauss & Co."

         21. During this same time period, Nantucket's financial fortunes have become increasingly dependent on its marketing of the "Brittania from Levi Strauss & Co." line of men's underwear. As was reported in Nantucket's 10-K filings with the Securities and Exchange Commission for the fiscal year ended March 2, 1996, the sale of men's underwear constitutes eighty-six (86%) percent of Nantucket's gross revenue. The manufacture and sale of men's underwear is a critical part of Nantucket's business plan. Once Nantucket dropped its other major longtime licensor of men's underwear - with the full knowledge and enthusiastic approval of Levi - Nantucket's ability to maintain the line of clothing accounting for most of its gross profits became substantially reliant on the marketing link with Brittania and Levi. As reported in Nantucket's 10-K filing for fiscal 1996, the sale of Brittania underwear accounted for approximately fifty (50%) percent of all men's underwear sales.

         22. In December of 1996, Brittania convened in Seattle a marketing meeting for all of its licensees. Nantucket attended. Brittania was represented by its president, Lewis Kurtzman, and a vice-president, Jim Phillips. At the meeting, Brittania reported that it had yet to finalize a marketing strategy to combat a drop in prices by a major competitor, but it assured licensees that it was developing a combative strategy. It also announced that it had developed a new logo from "Brittania from Levi Strauss & Co." for Brittania's "Sevens" line of clothing for juniors. Brittania stressed the significance of this new updated logo. It explained to licensees that the new logo was designed by a premier designer and consequently was quite expensive.

         23. At the Seattle marketing meeting, Brittania was asked directly by several licensees, including Nantucket, whether Levi was going to continue to operate the Brittania line of clothing. In response, Brittania acknowledged that it was reviewing its future business plan, but it did not disclose or indicate that Levi either had decided to put, or was considering putting, Brittania up for sale. Nor did it reveal that its intention to stop supporting Brittania was imminent. On the contrary, the presentation by Brittania and Levi was designed to assure licensees that the future of Brittania and "Brittania from Levi Strauss & Co." was bright.

         24. Despite Levi's public stance to embrace the Brittania clothing line, privately its assessment of Brittania was quite different. On information and belief, at the same time that Levi was imposing contractual restrictions on Nantucket's right to enter into new license agreements to manufacture and distribute men's underwear from Levi's competitors, quietly Levi was exploring selling Brittania and disassociating itself from Nantucket's licensor.


         25. On January 22, 1997 - a mere three weeks after the effective date of the License Agreement - Levi issued a press release announcing its decision to sell Brittania. In its press release, Gordon G. Shank, president of Levi, admitted that Levi had been planning to sell Brittania during the same time period that it entered into the License Agreement with Nantucket. "We've been assessing the Brittania business for several months," said Mr. Shank, "and have decided to sell it in order to focus our resources on our core premium brands:
Levi's jeans, Dockers khakis and our newest brand, Slates dress pants." At the same time that Levi induced Nantucket to become substantially reliant on the sale of Brittania products by changing its marketing strategy to highlight the Levi-Brittania relationship, Levi secretly planned to unload Brittania.

         26. Levi's decision to sell Brittania and abandon Levi's marketing affiliation with it caught Nantucket - and Brittania's other licensees - completely by surprise. At no time prior to issuing the January 22 press release did Levi even suggest to Nantucket that it was intending to end its relationship with Brittania.

         27. The January 22 press release was widely reported. Influential publications such as THE WALL STREET JOURNAL and WOMEN'S WEAR DAILY, printed it. Under the headline, "Levi's Vacates Mass, Puts Brittania Brand on the Selling Block," the January 23 edition of

Women's Wear Daily reported that "Levi Strauss & Co. is getting out of the mass market."

                        THE DESTRUCTION OF THE GOODWILL
                       ASSOCIATED WITH THE BRITTANIA NAME

         28. The negative effect of the Levi announcement has been swift and devastating. K-Mart, the primary retailer of Brittania clothes - on information and belief, responsible for over three-fourths of Brittania's sales - has refused to continue selling Brittania clothing without the Levi affiliation. On information and belief, K-Mart instead has entered into negotiations with Levi seeking recompense for the Brittania inventory it already has acquired from Levi/Brittania.

         29. Meanwhile, Levi has not communicated with Nantucket about the spiraling situation. Since Levi's issued the press release on January 22, Nantucket's chairman of the board and chief executive officer has sent letters to the president and the Director of Marketing of Levi requesting assurances from Levi that it would honor the terms of the License Agreement. Levi failed to send any such assurance.

         30. The situation for Nantucket foreseeably worsened on February 4, 1997, when K-Mart canceled a large order. In a cryptic message sent by facsimile, and later confirmed in a telephone conversation, K-Mart instructed Nantucket to halt production of four-pack men's fashion underwear. K-Mart subsequently orally informed Nantucket of its intention to discontinue its sale of Brittania four-pack men's fashion underwear and instead to retail four-pack men's fashion underwear bearing the label of a different manufacturer. On information and belief, K-Mart's decision to cancel future orders of Brittania four-pack men's fashion underwear has been directly and proximately caused by Levi's decision to abandon the Brittania clothing line. The four-pack men's fashion underwear represents 52% of Nantucket's projected sales to K-Mart for the fiscal year ending in February, 1998.

         31. The goodwill associated with the Brittania name has lost most, if not all, of its value. Without a commitment from K-Mart, the Brittania trademark has little or no value. And without the Levi affiliation, it is apparent that K-Mart will make no commitment to providing shelf space for clothes bearing the Brittania label.

         32. Nantucket's substantial investment in licensing the Brittania and "Brittania from Levi Strauss & Co." trademarks appears to be a total loss. Levi's precipitous decision to sell the Brittania business without first obtaining a commitment from K-Mart to continue to sell Brittania clothes has led to the annihilation of the goodwill previously associated with the trademarks. It also resulted in the cancellation of existing contracts and anticipated future orders.

         33. On information and belief, Morgan Stanley, the investment banker retained by Levi to sell Brittania, has been unable to find any serious buyers.


                              FIRST CAUSE OF ACTION
                                     (FRAUD)

         34. The allegations contained in paragraphs 1 through 33 are hereby incorporated by reference.

         35. The defendants fraudulently induced Nantucket to enter into, and perform under, the License Agreement by making false representations and omissions of material fact.

         36. The defendants induced Nantucket to enter into and go forward with the License Agreement and terminate the relationship with its other long-term licensor by making false representations of material fact, including:

             a. that Nantucket was licensing the trademark, "Brittania from Levi Strauss & Co.", for the term of the License Agreement;

             b. that Nantucket could rely on a new marketing strategy that promoted the close tie between Brittania and Levi;

             c. that Levi would support the marketing of clothing from Nantucket licensed by Brittania;

             d. that Levi and Brittania would act in accordance with Levi's Code of Ethics;

             e. that Levi and Brittania had a commitment to conduct that was not only legal but fair and morally correct in a fundamental sense; and

             f. that Levi and Brittania would protect the goodwill of the trademarks, Brittania and "Brittania from Levi Strauss & Co."

         37. The defendants created a duty to disclose the truth to plaintiff by making the representations to plaintiff listed above. The dissemination of these statements created a duty to fully disclose all material facts. However, to induce plaintiff to execute the License Agreement, defendants intentionally failed to disclose to Nantucket material facts, including:

             a. that Levi intended to put Brittania up for sale soon after the effective date of the License Agreement;

             b. that Levi intended to make the goodwill associated with the trademark, "Brittania from Levi Strauss & Co.", valueless by selling Brittania and ending Levi's support of Brittania;

             c. during the time period up to the effective date of the License Agreement, that Levi had decided to relinquish its marketing support for the licensees of Brittania, including Nantucket; and

             d. during the time period up to the effective date of the License Agreement, that Levi had decided to get out of the mass consumer market despite its commitment to licensees such as Nantucket.

         38. The defendants intended Nantucket to rely on these false representations and to deceive plaintiff through the omissions of material fact, and Nantucket did so reasonably rely by, among other things, terminating the relationship with its other, long-term licensor, entering into the License Agreement and expending funds to promote products under the licensed trademarks.

         39. By their conduct, the defendants' breached their duty to Nantucket. As a foreseeable and foreseen consequence, Nantucket has suffered, and is continuing to suffer, substantial harm and damage proximately caused by the defendants' unlawful conduct in an amount currently unknown but in excess of the jurisdictional threshold of this Court.

         40. By reason of the foregoing malicious and fraudulent acts and intentional misconduct by defendants, plaintiff should be entitled to an award of punitive and exemplary damages in an amount to be proven at trial.

                             SECOND CAUSE OF ACTION
                          (NEGLIGENT MISREPRESENTATION)

         41. The allegations contained in paragraphs 1 through 33 and 36-40 are hereby incorporated by reference.

         42. The defendants induced Nantucket to enter into, and perform under, the License Agreement by making false representations and omissions of material fact. The false statements and omissions of material fact made by defendants, even if not made with the intent to defraud, were made negligently in that when made, the defendants knew or reasonably should have known that the statements were inaccurate or incomplete and created a foreseeable and substantial risk of harm and damage to plaintiff. As a foreseeable and foreseen consequence, Nantucket has suffered, and is continuing to suffer, substantial harm and damage.

                              THIRD CAUSE OF ACTION
                              (BREACH OF CONTRACT)

         43. The allegations contained in paragraphs 1 through 33 and 36-40 are hereby incorporated by reference.

         44. By their conduct, the defendants have breached and repudiated the License Agreement with Nantucket. As a foreseeable and foreseen consequence, Nantucket has suffered, and is continuing to suffer, substantial harm and damage.

                             FOURTH CAUSE OF ACTION
            (BREACH OF THE COVENANT OF GOOD FAITH AND FAIR DEALING)

         45. The allegations contained in paragraphs 1 through 33 and 36-40 are hereby incorporated by reference.

         46. Implied in every contract is a covenant of good faith and fair dealing. In addition to the implied covenant, Exhibit 1 to the License Agreement, which is incorporated therein, contains a mutual commitment by the parties to refrain from undertaking conduct which, though "legal", is not "fair and morally correct in a fundamental sense." These covenants impose on the parties to this agreement the mutual obligation to take all steps reasonably necessary to effect the objectives of the agreement and to refrain from acting in any manner which damages or destroys the objectives of the agreement. The objective of the License Agreement between plaintiff and defendants was to provide plaintiff with the ability to manufacture and market specific apparel products which contain the trademarks and distinctive features of Licensor, and specifically allowed for use of the Brittania and "Brittania from Levi Strauss & Co." logos on these products.

         47. Defendants had a duty to take no action which would diminish or destroy the value of the License Agreement, the applicable licensed trademarks or the relationship between plaintiff and its customers, including but not limited to K-Mart. These duties are imposed by the covenant of good faith and fair dealing and the code of ethics incorporated in the License Agreement.

         48. By announcing on January 22, 1997, that Levi was selling its Brittania business, which would necessarily eliminate plaintiff's ability to sell Brittania products containing the Levi trademarks, defendants destroyed the benefit of the bargain to which plaintiff was entitled by virtue of the License Agreement and caused plaintiff to lose a substantial portion of its market for mens underwear, threatening the continued viability of plaintiff. As a foreseeable and foreseen consequence, Nantucket has suffered, and is continuing to suffer, substantial harm and damage.

                              FIFTH CAUSE OF ACTION
                             (DETRIMENTAL RELIANCE)

         49. The allegations contained in paragraphs 1 through 33, 36-40 and 46-48 are hereby incorporated by reference.

         50. The defendants knew and intended that Nantucket would rely on their representations, including representations that Brittania's new marketing program featured promoting Levi's relationship to Brittania, that the defendants would provide marketing support to Nantucket, that the defendants would not take any actions to diminish the goodwill or value of the licensed trademarks, and that the defendants would act in an ethical manner that was fair and morally correct in a fundamental sense. Nantucket relied on the representations of the defendants to its detriment and, as a result, has suffered, and will continue to suffer, substantial harm and damage.

                              SIXTH CAUSE OF ACTION
                             (SPECIFIC PERFORMANCE)

         51. The allegations contained in paragraphs 1 through 33 are hereby incorporated by reference.

         52. In the License Agreement, Brittania agreed to license to Nantucket the trademark, "Brittania from Levi Strauss & Co." The term of this license is for three years, with an option to Nantucket to extend the license for an additional two years if certain performance benchmarks were achieved during the second year of the contract. By the nature of this contract, Nantucket is unable to procure a substantially similar license, or the delay, expense and difficulties incidental to procuring such a similar license will entail serious inconvenience, loss or hardship, or Nantucket stands in such relation to the license that manifest injustice will be done to Nantucket unless performance is decreed.

                            SEVENTH CAUSE OF ACTION
         (INTENTIONAL INTERFERENCE WITH PROSPECTIVE ECONOMIC ADVANTAGE)

         53. The allegations contained in paragraphs 1 through 33, 36-40 and 46-48 are hereby incorporated by reference.

         54. Economic relations existed between Nantucket and others, including but not limited to K-Mart, containing a probable future economic benefit or advantage to Nantucket. The defendants knew of these relationships and intentionally engaged in acts or conduct that interfered with or disrupted these
relationships,   and  Nantucket's   advantageous
relationships were actually interfered with or disrupted. As a foreseeable and foreseen consequence, Nantucket has suffered, and is continuing to suffer, substantial harm and damage.

                             EIGHTH CAUSE OF ACTION
             (INTENTIONAL INTERFERENCE WITH CONTRACTUAL RELATIONS)

         55. The allegations contained in paragraphs 1 through 33, 36-40 and 46-48 are hereby incorporated by reference.

         56. Nantucket had contractual relationships with investors, suppliers, sub-contractors and retailers, including K-Mart. Levi intentionally engaged in acts or conduct that interfered with Nantucket's contractual rights under these contracts. As a foreseeable and foreseen consequence, Nantucket has suffered, and is continuing to suffer, substantial harm and damage.

                              NINTH CAUSE OF ACTION
              (NEGLIGENT INTERFERENCE WITH ECONOMIC RELATIONSHIPS)

         57. The allegations contained in paragraphs 1 through 33, 36-40 and 46-48 are hereby incorporated by reference.

         58. For a period of approximately eight years preceding the License Agreement effective January 1, 1997, plaintiff was a licensee of Brittania, a subsidiary of Levi. During most of the year preceding the effective date of the License Agreement, Nantucket was entitled to utilize the trademark "Brittania from Levi Strauss & Co." in its sale of wearing apparel. This relationship was known and understood to be beneficial to plaintiff in that with the ability to use the trademark bearing the Levi name, plaintiff was able to sell its manufactured apparel products to third parties, including but not limited to K-Mart, a major national retailer. This was an extremely advantageous economic relationship for plaintiff and was well known to defendants.

         59. The parties' entry into the License Agreement effective January 1, 1997, was the latest manifestation of the relationship between plaintiff and defendants whereby plaintiff was entitled to undertake advantageous economic transactions with third parties such as K-Mart. These facts were well known to defendants, which knew and understood that the license of the Levi Strauss trademarks enabled plaintiff to continue its favorable economic relationship with K-Mart and others. Defendants even encouraged plaintiff to eliminate its dependency on other licensors and to exclusively sell products licensed by them.

         60. Defendants well knew that the termination of the License Agreement or the termination of the right to use the "Brittania from Levi Strauss & Co." trademark would seriously harm plaintiff's economic relationship with K-Mart and other retailers. Defendants knew at the time they entered into the License Agreement that any breach of this agreement would subject plaintiff to destruction of the goodwill of the business due to its inability to sell products to K-Mart and others.

         61. Despite the existence of a duty of due care in favor of plaintiff, and knowledge of the foreseeability of the risk of harm to plaintiff's economic relationship if defendants did not perform under the License Agreement, defendants nevertheless negligently failed to take steps to continue to allow plaintiff to use the Levi Strauss trademark by its careless and negligent decision and the dissemination to the public of its determination to sell its Brittania subsidiary, which was intended to have the effect of making it impossible for plaintiff to continue to advertise its products as having affiliation with Levi.

         62. As a proximate result of defendants' negligence, plaintiff's largest customer, K-Mart, has canceled all future orders of manufactured apparel licensed by defendants resulting in economic hardship and damage to plaintiff's business in an amount currently unknown, but far exceeding the threshold for jurisdiction of this court.

                             TENTH CAUSE OF ACTION
                              (DECLARATORY RELIEF)

         63. The allegations contained in paragraphs 1 through 33, 36-40 and 46-48 are hereby incorporated by reference.

         64. There presently exists an actual and justiciable controversy between Nantucket and the defendants with respect to the rights and obligations between and among the parties under the License Agreement. Accordingly, Nantucket seeks declaratory relief pursuant to Code of Civil Procedure ss. 1060, and asks the Court to determine the respective rights and obligations of the parties. Specifically, Nantucket asks the Court to determine:

              a. that Article 1(D), Schedule A and Article 2 of the License Agreement, conveying to Nantucket the trademark, "Brittania from Levi Strauss & Co.", are valid and enforceable;

              b. that Article 3 of the License Agreement, conveying to Nantucket the licensed trademark from January 1, 1997 until December 31, 1999, unless sooner terminated by the mutual agreement of both Nantucket and Brittania, is valid and enforceable;

              c. that Article 14 of the License Agreement, granting to Nantucket exclusively the option to renew the License Agreement for an additional two years, is valid and enforceable;

              d. as a consequence of the defendants' conduct, that the provision of Article 14 conditioning Nantucket's option to renew the License Agreement on achieving net sales during 1998 of at least nine million dollars ($9,000,000), is not valid and enforceable;

              e. as a consequence of the defendants' conduct, that Nantucket be declared the prevailing party pursuant to
                      Article 26 of the License Agreement.

                            ELEVENTH CAUSE OF ACTION
                              (UNFAIR COMPETITION)

         65. The allegations contained in paragraphs 1 through 33, 36-40 and 46-48 are hereby incorporated by reference.

         66. At the time plaintiff and defendants entered into the License Agreement, defendants had no intention of honoring the terms of the agreement. At the very time defendants were negotiating the License Agreement, and advising plaintiff that it should cut its ties with other licensors and solely manufacture merchandise pursuant to the License Agreement, they were simultaneously considering the sale of Brittania, and the elimination of any further ability of plaintiff to use the "Brittania from Levi Strauss & Co." trademark. These acts amounted to unfair competition by reason of an unlawful, unfair, or fraudulent business act or practice in violation of California Business and Professions Code ss.17200.

         67. In reliance on the unlawful,  unfair, and fraudulent  business acts by defendants, plaintiff terminated its agreements with other licensors and entered into the License Agreement. Thereafter, on January 22, 1997, a mere three weeks after the effective date of the License Agreement, defendants advised the public that Levi was selling Brittania, leaving plaintiff effectively without the right to use the Levi name.

         68. As a proximate result of these actions by defendants, the License Agreement became valueless, plaintiff's business and goodwill was substantially damaged, plaintiff was and is unable to continue to sell manufactured apparel products in the marketplace, and the viability of plaintiff's business was threatened, together with the jobs of those it employs.

         69. As a result of these fraudulent and dishonest practices, plaintiff may face the complete loss of its business, absent equitable relief from this Court. Plaintiff has no adequate remedy at law and faces irreparable injury. Plaintiff therefore requests that this court enjoin defendants from engaging in these acts of unfair competition pursuant to the authority of Business and Professions Code ss.17203. Plaintiff requests that defendants be preliminarily and permanently enjoined from selling its Brittania subsidiary during the term of the License Agreement. Plaintiff further requests that the court order restitution of the amounts of money paid as licensing fees by plaintiff to defendants pursuant to ss.17203.

         70. Levi's acts of unfair competition were aggravated by that kind of willfulness, wantonness and malice for which California law allows the imposition of exemplary damages. That is, Levi's activities were intentional, willful, wanton, fraudulent and without justification or excuse, and were taken with gross indifference to the rights of

Nantucket.

         71. Alternatively, if Levi's acts of unfair competition were not aggravated by such willfulness, wantonness and malice, then their acts were characterized by gross negligence in that Levi's acts involved such an entire want of care as could only have resulted from actual conscious indifference to the rights and welfare of Nantucket.

                                PRAYER FOR RELIEF

         WHEREFORE, Plaintiff Nantucket Industries, Inc. prays for judgment against defendants as follows:

         1. That on each Cause of Action of this Complaint, judgment be entered against each defendant and in favor of plaintiff for damages in accordance with proof at trial;

         2. That on the Sixth Cause of Action of the Complaint, the Court order the specific performance requested in paragraph 52;

         3. That on the Tenth Cause of Action of the Complaint, the Court order the declaratory relief requested in paragraph 64 (a) through
              (e);

         4. That on the Eleventh Cause of Action of the Complaint, an order to show cause be issued to compel Levi to appear and show cause as to why it should not be preliminarily and permanently enjoined from selling or otherwise disposing of Brittania during the term of the License Agreement;

         5. That on the Eleventh Cause of Action of the Complaint, the Court order restitution of the amounts paid or owed as licensing fees by plaintiff to defendants;

         6.   For interest on all amounts awarded, as allowed by law;

         7. That the plaintiff be awarded punitive damages in accordance with proof at trial;

         8. That the plaintiff be awarded, pursuant to Article 26 of the License

              Agreement, the amount of its reasonable attorneys' fees and all costs incurred in enforcing the License Agreement; and

         9. For such other, further or alternative relief as the Court may deem appropriate.

Dated:        March 7, 1997             WENDEL, ROSEN, BLACK & DEAN, LLP



                                        By   /s/ David Goldman
                                          ------------------------------------
                                             David Goldman
                                             Attorneys for Plaintiff Nantucket
                                             Industries, Inc.



                                 DEMAND FOR JURY

             Plaintiff hereby demands a trial by jury.

Dated:       March 7, 1997              WENDEL, ROSEN, BLACK & DEAN, LLP



                                        By   /s/ David Goldman
                                          ------------------------------------
                                             David Goldman
                                             Attorneys for Plaintiff Nantucket
                                             Industries, Inc.




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